Exhibit 3.42

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

O.H. RUDOLPH, INCORPORATED

The undersigned, O. H. RUDOLPH, JR. and BETTY JO RUDOLPH, do hereby certify that they are respectfully, and have at all times herein mentioned been, the duly elected and acting President and Secretary of O. H. RUDOLPH, INCORPORATED, a California corporation, and further that:

1.             At a special meeting of the Board of Directors of said corporation duly held, at 166 Main Street, Los Altos, California, at 7:00 o’clock P.M. on the 1st day of July, 1964, at which meeting there was at all times present and acting a quorum of the members of said Board, the following resolutions were duly adopted:

RESOLVED that Article ONE of the Articles of Incorporation of O.H. RUDOLPH, INCORPORATED, a California corporation, which presently reads as follows:

“ONE:     The name of this corporation is O. H. RUDOLPH, INCORPORATED.”

be and the same hereby is, amended to read as follows:

“ONE:     The name of this corporation is RUDOLPH & SLETTEN, INC.”

RESOLVED FURTHER that the Board of Directors of this corporation hereby adopts the amendment of its Articles of Incorporation herein set forth.

2.             At a special meeting of the Shareholders of said corporation, duly held at the principal office for the transaction of business at 7:15 o’clock on the first day of July, 1964, the following resolutions were duly adopted:

RESOLVED that Article One of the Articles of Incorporation of O. H. RUDOLPH, INCORPORATED, a California corporation, which presently reads as follows:

“ONE:  The name of this corporation is O. H. RUDOLPH, INCORPORATED.”

be and the same hereby is, amended to read as follows:

“ONE:  The name of this corporation is RUDOLPH & SLETTEN, INC.”

RESOLVED that the amendment to the Articles of Incorporation hereinabove set forth be and the same hereby is adopted and approved by the Shareholders of this corporation.

3.             The foregoing amendment was adopted and approved at said Shareholders meeting by the total vote of 100% of the shares.

4.             The total number of shares of said corporation entitled to vote on or consent to the adoption of such amendment is 3100 shares.

IN WITNESS WHEREOF, we, the undersigned, have executed this Certificate of Amendment this 5th day of September, 1964.

/s/Onslow H. Rudolph, Jr
President of
O. H. RUDOLPH, INCORPORATED

/s/Betty Jo. Rudolph
Secretary of
O. H. RUDOLPH, INCORPORATED

Each of the undersigned declares under penalty of perjury that the foregoing Certificate of Amendment is true and correct and that it was executed on the 5th day of September, 1964, at Los Altos, California.

/s/Onslow H. Rudolph, Jr
President of
O. H. RUDOLPH, INCORPORATED

/s/Betty Jo Rudolph
Secretary of
O. H. RUDOLPH, INCORPORATED